UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 1, 2005

Selective Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey                              0-8641                         22-2168890

     (State or other jurisdiction             (Commission                   (I.R.S. Employer

                       of incorporation)                      File Number)     Identification No.)

40 Wantage Avenue, Branchville, New Jersey               07890

(Address of principal executive offices)                  (Zip Code)

(973) 948-3000

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

            On February 1, 2005, the Salary and Employee Benefits Committee of the Board of Directors of Selective Insurance Group, Inc. (the "Company") granted increases in annual salaries and awarded payments under 2004 Annual Cash Incentive Plan (bonuses) to the below named officers, which include all of the named executive officers in the Proxy Statement for the Company's 2004 Annual Shareholders Meeting.  The bonuses are for efforts and services of these officers on behalf of the Company in 2004, while the salary increases provide for future services and for the benefits to the Company as a result of these services.  These bonuses and 2005 salaries are summarized in the following table:

	2005 Salary	Cash Bonus
Gregory E. Murphy, Chairman, President and CEO	$750,000	$1,000,000
Jaime Ochiltree, III Senior Executive Vice President	$390,000	$330,000
James W. Coleman, Jr. Executive Vice President	$336,000	$225,000
Richard F. Connell Executive Vice President and Chief Information Officer	$350,000	$240,000
Ronald J. Zaleski Executive Vice President and Chief Actuary	$333,000	$205,000

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

                                                            (Registrant)

Date:  February 7, 2005                       By:     /s/  Michele N. Schumacher

                                                                    Name:  Michele N. Schumacher, Esq.

                                                                    Title:    Vice President, Corporate Secretary &

        Corporate Governance Officer